Exhibit 99.1
PRESS RELEASE
For Immediate Release
Contact: Michael O. Banks — 570-200-1340
PENN MILLERS REPORTS THIRD QUARTER AND
NINE MONTHS RESULTS ENDED SEPTEMBER 30, 2010
Wilkes-Barre, Pennsylvania, (Business Wire) November 12, 2010 — Penn Millers Holding Corporation (NASDAQ: PMIC) (the “Company”) reported today its financial results for the third quarter and nine months ended September 30, 2010.
For the three months ended September 30, 2010, Penn Millers reported a net loss of $3.2 million compared to net income of $1.4 million for the three months ended September 30, 2009. The $4.6 million increase in net loss was primarily due to:
•	The Company had a pre-tax loss from continuing operations of $488,000 for the three months ended September 30, 2010, compared to pre-tax income of $849,000 for the three months ended September 30, 2009. The decline in pre-tax income is primarily attributable to our commercial multi-peril line of business, which experienced two large losses and an increase in the frequency of smaller claims during the quarter. Additionally, our Agribusiness segment saw increases in non-weather related property losses and liability losses.
•	Offsetting this adverse claims experience was an improvement in loss development on prior year claims of $0.7 million, after-tax. We had net favorable after-tax prior year development of $0.6 million for the third quarter of 2010. This compares to net unfavorable after-tax development, excluding the effects of our stop loss reinsurance contract, of $0.1 million in the same period of 2009.
•	The 2010 loss was partially offset by an after-tax increase in realized investment gains of $0.4 million. We sold investments and recognized $0.6 million of pre-tax capital gains in order to recapture some of the tax benefits on capital losses taken in 2008.
•	The Company’s financial results were also impacted by a $3.5 million year over year change in valuation allowances on deferred tax assets. In the third quarter of 2010, we recorded a tax valuation allowance against our net deferred tax assets, resulting in net expense of $2.5 million for the quarter. In the third quarter of 2009, we recognized a $1.0 million reversal of a tax valuation allowance on deferred tax assets for capital losses recognized in 2008.
Book value per share decreased by $0.33 per share compared to June 30, 2010, and was $21.11 per share at September 30, 2010. Our shareholders’ equity decreased from $95.1 million at June 30, 2010 to $93.9 million at September 30, 2010, primarily as a result of the tax valuation allowance recorded during the quarter. Our basic and diluted earnings per share were each a loss of $0.71 per share for the quarter.
For the nine months ended September 30, 2010, Penn Millers reported a net loss of $4.7 million compared to net income of $1.3 million for the nine months ended September 30, 2009. The $6.0 million increase in net loss was primarily due to:
•	The Company had an operating loss after taxes from continuing operations, which excludes after-tax realized investment gains or losses, of $6.2 million in the first nine months of 2010. This compares to income of $2.1 million for the same period last year.
•	The $8.3 million decline in operating income was primarily driven by the $3.5 million year over year change in tax valuation allowances.

•	A $2.3 million increase in after-tax losses from catastrophes, mostly in the second quarter of 2010, has also contributed to the decline in operating income. Year to date pre-tax catastrophe losses of $5.7 million have exceeded our highest full year total for at least the previous ten years.
•	We have also been adversely affected by losses from storms that were not declared catastrophes, particularly winter storms in the first quarter. For the first nine months of 2010, we have experienced $0.5 million more in after-tax, non-catastrophe related weather losses compared to the same period in 2009.
•	The remainder of the decline in operating income arose primarily from our Commercial Business segment, which had a higher level of large, non-weather related, property losses as well as increased frequency of smaller property claims. That segment has also experienced some adverse development on 2009 workers’ compensation claims, which resulted in an increase in the actuary’s estimate of 2010 ultimate losses for that line of business. This increased loss activity has occurred even though we have seen a decline in earned premiums as we had intentionally cancelled agency relationships and non-renewed certain unprofitable classes of business between the fourth quarter of 2008 and the second quarter of 2010.
•	Our results were adversely impacted to a lesser extent by a $0.2 million after-tax decline in net favorable prior year development for the first nine months of 2010 compared to the same period of 2009. For the first nine months of 2010, favorable prior year development was $1.2 million, after-tax, compared to net after-tax favorable development, excluding the effects of our stop loss reinsurance contract, of $1.4 million in 2009.
•	The declines in operating income were partially offset by an improvement arising from a $1.5 million adverse after-tax impact from the reversal of our stop loss reinsurance contract, which we recognized in the third quarter of 2009.
•	We also recognized a one-time, after-tax benefit of $0.4 million from the termination of our SERP in the second quarter of 2010, which has helped offset increased costs related to being a public company.
•	In addition, the decrease in operating income was partially offset by an after-tax increase in realized investment gains of $1.6 million, most of which occurred in the second quarter.
•	Net income for the same period in 2009 was adversely impacted by a net after-tax loss from discontinued operations of $0.8 million resulting from the tax impact of the sale of Eastern Insurance Group.
Share repurchases in the first two quarters have helped mitigate the impact the net loss had on book value per share, which at September 30, 2010 decreased by $0.20 per share compared to December 31, 2009. Our shareholders’ equity decreased from $100.0 million at December 31, 2009 to $93.9 million at September 30, 2010 as a result of the share repurchases and the net loss for the current year. Our basic and diluted earnings per share were each a loss of $1.02 per share for the year to date period.
Douglas A. Gaudet, President and Chief Executive Officer, commented on the Company’s results. “Our Agribusiness segment performed well in the third quarter with an 89.7% combined ratio. Direct premiums written were up in this segment by 4.7% over the third quarter of 2009. We continue to believe there are opportunities to profitably grow this segment of our business, and economic conditions and commodity prices are trending positively for our agribusiness customers.”

“Our Commercial Business segment experienced a large number of property losses in the quarter and we believe the economy remains difficult for small businesses. Our workers’ compensation experience in this segment has also been trending negatively with decreasing loss frequency but increasing severity, as it remains difficult to get injured workers back to work after an injury. The combination of these factors has resulted in a 158.4% combined ratio for the third quarter of 2010. The insurance market remains competitive but upward price movement is necessary to reverse these negative trends.”
The actions we are taking to improve the profitability of the Commercial Business segment are:
•	Commercial Multi-Peril / Solutions Business Owner’s Policy (BOP) — we have increased our use of credit scoring by non-renewing policyholders with very weak scores and increasing pricing on policyholders with below average scores.
•	Workers’ Compensation — we will utilize credit scores and take more aggressive pricing action on policyholders with declining payrolls and staffing levels.
Mr. Gaudet further commented, “We expect premiums written in the small business segment to continue to decline as we seek to improve profitability in the face of a competitive insurance market. We continue to focus on growing our PennEdge target market book of business where our product is more differentiated.”
The Company provides property and casualty insurance through its wholly owned subsidiary, Penn Millers Insurance Company. Penn Millers Insurance Company provides agribusiness insurance and commercial lines insurance in 33 states. Penn Millers Insurance Company is rated “A-” (Excellent) by A.M. Best Company, Inc. The Company is located at 72 North Franklin Street in Wilkes-Barre, PA. The Company’s web address is http://www.pennmillers.com.
Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business, including the effects of climate change; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Annual Report on Form 10-K, filed with the SEC and in our other public filings with the SEC. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.
Contact: Michael O. Banks of Penn Millers Holding Corporation, (570) 200-1340

PENN MILLERS HOLDING CORPORATION AND SUBSIDIARY

Financial Highlights

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

U.S. GAAP ratios:
Loss and loss adjustment expense ratio	79.9%	75.2%	84.4%	71.9%
Underwriting expense ratio	34.5%	28.7%	34.9%	32.5%

Combined ratio	114.4%	103.9%	119.3%	104.4%

Return on average shareholders’ equity, continuing operations (1)	-12.7%	10.9%	-6.4%	5.1%
Return on average equity (1)	-12.7%	11.1%	-6.4%	3.2%

Basic earnings per share (2)	$(0.71)	N/A	$(1.02)	N/A

Diluted earnings per share (2)	$(0.71)	N/A	$(1.02)	N/A

Net book value per share (2)			$21.11	N/A

(1)	Return on average equity is annualized.

(2)	2009 results are not applicable as our public offering did not occur until October 2009.

PENN MILLERS HOLDING CORPORATION AND SUBSIDIARY
Consolidated Balance Sheets
September 30, 2010 and December 31, 2009
(Dollars in thousands, except share data)

	September 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Investments:
Fixed maturities available for sale, at fair value (amortized cost $158,375 in 2010 and $161,730 in 2009)	$166,255	167,155
Equity securities available for sale, at fair value (cost $11,141 in 2010 and $0 in 2009)	11,120	—

Total investments	177,375	167,155

Cash and cash equivalents	14,384	20,220
Premiums and fees receivable	28,658	29,526
Reinsurance receivables and recoverables	26,357	19,502
Deferred policy acquisition costs	9,963	10,053
Prepaid reinsurance premiums	4,283	4,076
Accrued investment income	1,562	1,810
Property and equipment, net of accumulated depreciation	3,373	3,769
Income taxes receivable	1,281	—
Deferred income taxes	—	3,518
Other	1,041	3,821

Total assets	$268,277	263,450

Liabilities and Shareholders’ Equity

Liabilities:
Losses and loss adjustment expense reserves	$119,303	106,710
Unearned premiums	43,443	43,313
Accounts payable and accrued expenses	11,607	12,762
Income taxes payable	—	617

Total liabilities	174,353	163,402

Shareholders’ equity:
Preferred stock, no par value, authorized 1,000,000; no shares issued or outstanding	—	—
Common stock, $0.01 par value, authorized 10,000,000; issued 5,444,022; outstanding 4,448,631 and 4,695,262 shares	54	54
Additional paid-in capital	50,865	50,520
Accumulated other comprehensive income	4,481	2,519
Retained earnings	49,800	54,481
Unearned ESOP, 490,499 and 530,999 shares	(4,905)	(5,310)
Treasury stock, at cost, 504,892 and 217,761 shares	(6,371)	(2,216)

Total shareholders’ equity	93,924	100,048

Total liabilities and shareholders’ equity	$268,277	263,450

PENN MILLERS HOLDING CORPORATION AND SUBSIDIARY
Consolidated Statements of Operations
(Unaudited)
Three months ended September 30, 2010 and 2009
(Dollars in thousands, except share data)

	2010	2009
Revenues:
Premiums earned	$17,184	20,795
Investment income, net of investment expense	1,339	1,422
Realized investment gains, net:
Total other-than-temporary impairment losses	—	—
Portion of loss recognized in other comprehensive income	—	—
Other realized investment gains, net	639	4

Total realized investment gains, net	639	4

Other income	56	81

Total revenues	19,218	22,302

Losses and expenses:
Losses and loss adjustment expenses	13,733	15,636
Amortization of deferred policy acquisition costs	5,103	5,258
Underwriting and administrative expenses	826	703
Interest expense (income)	6	(160)
Other expense, net	38	16

Total losses and expenses	19,706	21,453

(Loss) income from continuing operations, before income taxes	(488)	849
Income tax expense (benefit)	2,676	(569)

(Loss) income from continuing operations	(3,164)	1,418

Discontinued operations:
Income from discontinued operations, before income taxes	—	51
Income tax expense	—	22

Income from discontinued operations	—	29

Net (loss) income	$(3,164)	1,447

Basic earnings per common share:
Loss from continuing operations	$(0.71)
Loss from discontinued operations	—

Net loss per common share	$(0.71)

Diluted earnings per common share:
Loss from continuing operations	$(0.71)
Loss from discontinued operations	—

Net loss per common share	$(0.71)

PENN MILLERS HOLDING CORPORATION AND SUBSIDIARY
Consolidated Statements of Operations
(Unaudited)
Nine months ended September 30, 2010 and 2009
(Dollars in thousands, except share data)

	2010	2009
Revenues:
Premiums earned	$50,919	57,721
Investment income, net of investment expense	4,363	4,191
Realized investment gains (losses), net:
Total other-than-temporary impairment losses	—	(197)
Portion of loss recognized in other comprehensive income	—	—
Other realized investment gains, net	2,305	68

Total realized investment gains (losses), net	2,305	(129)

Other income	236	192

Total revenues	57,823	61,975

Losses and expenses:
Losses and loss adjustment expenses	42,990	41,502
Amortization of deferred policy acquisition costs	15,139	16,211
Underwriting and administrative expenses	2,657	2,572
Interest expense (income)	6	(4)
Other expense, net	108	106

Total losses and expenses	60,900	60,387

(Loss) income from continuing operations, before income taxes	(3,077)	1,588
Income tax expense (benefit)	1,604	(462)

(Loss) income from continuing operations	(4,681)	2,050

Discontinued operations:
Income from discontinued operations, before income taxes	—	39
Income tax expense	—	826

Loss from discontinued operations	—	(787)

Net (loss) income	$(4,681)	1,263

Basic earnings per common share:
Loss from continuing operations	$(1.02)
Loss from discontinued operations	—

Net loss per common share	$(1.02)

Diluted earnings per common share:
Loss from continuing operations	$(1.02)
Loss from discontinued operations	—

Net loss per common share	$(1.02)

Reconciliation of non-GAAP Measures
The Company uses a non-GAAP financial measure called “operating income (loss) from continuing operations” which excludes realized investment gains or losses and the results of discontinued operations. Management believes this is useful to investors because investment gains and losses and the results of discontinued operations could distort the analysis of insurance operating trends. While these measures are utilized by investors to evaluate performance, they are not a substitute for the U.S. GAAP financial measure of “income (loss) from continuing operations.” Therefore, a reconciliation of these non-GAAP financial measures to the U.S. GAAP financial measure of “income (loss) from continuing operations” is provided below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(dollars in thousands)

Operating (loss) income from continuing operations	$(3,585)	1,415	$(6,202)	$2,135
Net realized gains (losses) on investments, net of income taxes	421	3	1,521	(85)

(Loss) income from continuing operations	$(3,164)	1,418	$(4,681)	$2,050